As filed with the Securities and Exchange Commission on September 28, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ROHM AND HAAS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	100 Independence Mall West Philadelphia, PA 19106-2399 (Address of Principal Executive Offices Including Zip Code)	23-1028370 (I.R.S. Employer Identification Number)

2005 ROHM AND HAAS COMPANY NON-EMPLOYEE DIRECTORS’ STOCK PLAN
(Full Title of the Plan)

Robert A. Lonergan
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399
(Name and Address of Agent For Service)

215-592-3000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Dennis O. Wilson
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, par value $2.50 per share	350,000	$40.83	$14,290,500	$1,681.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered shall be adjusted to reflect stock dividends, stock splits, combinations of shares and any similar change in the corporate capital structure which affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of a director’s rights under the 2005 Non-Employee Directors’ Stock Plan, including change as a result of a reorganization, recapitalization, merger or consolidation.

(2)	Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on September 23, 2005, as reported on the New York Stock Exchange.

INTRODUCTION
     This registration statement on Form S-8 is filed by ROHM AND HAAS COMPANY pursuant to General Instruction E to Form S-8 to register an additional 350,000 shares of common stock that may be offered and sold to participants under the 2005 ROHM AND HAAS COMPANY NON-EMPLOYEE DIRECTORS’ STOCK PLAN (the “2005 Plan”). The contents of registration statement on Form S-8, file number 333-18879, previously filed by ROHM AND HAAS COMPANY and relating to the registration of shares of common stock for issuance under the ROHM AND HAAS COMPANY 1997 NON-EMPLOYEE DIRECTOR’S STOCK PLAN (the “1997 Plan”), including as it has been amended and restated, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8. [The 2005 Plan amends and restates the 1997 Plan to comply with applicable provisions of the American Jobs Creation Act of 2004.]
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included as part of the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, on this 27th day of September, 2005.

ROHM AND HAAS COMPANY
By:	/s/ Raj L. Gupta
	Name:	Raj L. Gupta
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Robert A. Lonergan and Dennis O. Wilson, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date
/s/ Raj L. Gupta Raj L. Gupta	Chairman, President, Chief Executive Officer and Director	September 27, 2005
/s/ Jacques M. Croisetiere Jacques M. Croisetiere	Vice President and Chief Financial Officer (Principal Accounting Officer)	September 27, 2005
/s/ William J. Avery William J. Avery	Director	September 27, 2005

Name and Signature	Title	Date
/s/ David W. Haas David W. Haas	Director	September 27, 2005
/s/ Thomas W. Haas Thomas W. Haas	Director	September 27, 2005
/s/ Richard L. Keyser Richard L. Keyser	Director	September 27, 2005
/s/ Rick J. Mills Rick J. Mills	Director	September 27, 2005
/s/ Jorge P. Montoya Jorge P. Montoya	Director	September 27, 2005
/s/ Sandra O. Moose Sandra O. Moose	Director	September 27, 2005
/s/ Gilbert S. Omenn Gilbert S. Omenn	Director	September 27, 2005
/s/ Gary L. Rogers Gary L. Rogers	Director	September 27, 2005
/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director	September 27, 2005

Name and Signature	Title	Date
/s/ George M. Whitesides George M. Whitesides	Director	September 27, 2005
/s/ Marna C. Whittington Marna C. Whittington	Director	September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)